EXHIBIT 10.38

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment (“Amendment”) to the Employment Agreement by and between NetSol Technologies, Inc. (“Netsol” or the “Company”) and Najeeb Ghauri (“Executive”), dated July 25, 2013 (the “Employment Agreement is entered into as of the date indicated below.  Other than the specific amendments enumerated in the Amendment, all of the terms of the Employment Agreement shall remain in the full force and effect, and shall not be obviated or affected by this Amendment.

In the event of a conflict between the terms of this Amendment and the Employment Agreement, the terms of this Amendment shall govern.  All capitalized terms contained herein are, unless otherwise stated, as defined in the Agreement.

Now therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 3.1 of the Employment Agreement is modified to read:

3.1           The Company shall increase, effective July 1, 2013, Executive’s base salary to Four Hundred Seventy-Four Thousand Dollars ($474,000) per year (the "Base Salary"), payable in accordance with the Company policy.  Such salary shall be pro rated for any partial year of employment on the basis of a 365-day fiscal year.  Executive will be eligible for bonuses from time to time as determined by the Board.

Section 3.12 of the Employment Agreement is added to read:

3.12   Executive shall receive 5,000 shares per quarter of service completed commencing with the quarter beginning 7/1/13.  Executive shall receive performance share grants based on the gross revenue of the Company for the fiscal year ending 6/3/14 of: 25,000 at $56,000,000; 25,000 at $62,000,000.

The Amendment is agreed to on July 25, 2013, and shall become effective as of the date first written above.

Employee

By:	/s/Najeeb Ghauri
Najeeb Ghauri

NetSol Technologies, Inc.

By:	/s/Boo-Ali Siddiqui	By:	/s/Patti L. W. McGlasson
	Boo Ali Siddiqui		Patti L. W. McGlasson
	Chief Financial Officer		Secretary

By:	/s/Mark Caton
Mark Caton
Chairman of Compensation Committee